Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS THIRD QUARTER REVENUE OF $543 MILLION,
GAAP EPS OF $0.67, AND PRO FORMA EPS OF $0.71

Princeton, New Jersey, November 2, 2011 — Covance Inc. (NYSE: CVD) today reported GAAP earnings for its third quarter ended September 30, 2011 of $0.67 per diluted share.  Included in third quarter results is approximately $0.06 per diluted share in costs from the previously-announced restructuring actions, partially offset by a gain of approximately $0.01 from favorable income tax developments in the quarter. Excluding these items, earnings per diluted share were $0.71 in the quarter.

“On a consolidated basis, third quarter net revenues grew 13.9% year-on-year and pro forma operating margin (when excluding the $5.3 million of restructuring costs), expanded 10 basis points sequentially to 10.4%,” said Joe Herring, Chairman and Chief Executive Officer.  “In Early Development, revenues grew 16.3% year-on-year and 3.6% sequentially to $240 million and pro forma operating margin increased to 14.6% versus 10.7% a year ago and 14.2% last quarter. We forecast another quarter of sequential growth in both revenue and operating margin for our early development services in the fourth quarter. In Late-Stage Development, revenues grew 12.0% year-on-year and 5.8% sequentially driven by the continued strong performance in our clinical development services as well as the impact from foreign exchange. As forecasted, pro forma operating margin in the segment declined slightly to 19.3%, reflecting seasonal patterns as well as the impact from significant hiring in clinical development, which had year-on-year revenue growth of 18% through the first nine months of 2011.

“On the commercial front, adjusted net orders in the third quarter were $597 million, representing an adjusted book-to-bill of 1.1.  We were particularly pleased to see a significant improvement in orders in our central laboratory, which reported its highest adjusted net order quarter in over a year, as well as continued improvement in orders for our toxicology services.

“Covance now expects full-year revenue growth in the high single-digit range and pro forma earnings to be approximately $2.70 per diluted share, excluding costs associated with restructuring activities and assuming foreign exchange rates remain at September 30, 2011 levels.”

Consolidated Results

($ in millions except EPS)	3Q11	3Q10	Change	2011 YTD	2010 YTD	Change
Total Revenues	$578.9	$513.3		$1,654.1	$1,519.0
Less: Reimbursable Out-of-Pockets	$35.6	$36.3		$90.6	$84.9
Net Revenues	$543.3	$477.0	13.9%	$1,563.5	$1,434.1	9.0%
Operating Income (Loss)	$51.0	$(76.7)	—	$141.7	$18.6	660.4%
Net Income (Loss)	$40.7	$(30.9)	—	$111.0	$39.9	178.5%
Earnings (Loss) Per Share	$0.67	$(0.49)	—	$1.82	$0.61	196.6%
2011 Restructuring Costs*	$(5.3)	—		$(15.7)	—
2010 Impairment Charge*	—	$(119.2)		—	$(119.2)
Favorable Income Tax items*	$0.7	$10.4		$0.7	$10.4
Operating Income, excluding items*	$56.3	$42.5	32.5%	$157.4	$137.9	14.2%
Operating Margin %, ex items*	10.4%	8.9%		10.1%	9.6%
Net Income, excluding items*	$43.4	$32.6	32.8%	$120.5	$103.4	16.4%
Diluted EPS, excluding items*	$0.71	$0.50	41.8%	$1.97	$1.59	24.0%

* See attached pro forma income statements for reconciliation of GAAP to pro forma amounts.

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Operating Segment Results

Early Development

($ in millions)	3Q11	3Q10	Change	2011 YTD	2010 YTD	Change
Net Revenues	$240.2	$206.5	16.3%	$696.1	$619.7	12.3%
GAAP Operating Income (Loss)	$33.2	$(98.5)	—	$87.7	$(53.1)	—
GAAP Operating Margin %	13.8%	(47.7)%		12.6%	(8.6)%
2011 Restructuring Costs	$(1.9)	—		$(6.7)	—
2010 Impairment Charge	—	$(119.2)		—	$(119.2)
2010 Cost Actions	—	$(1.3)		—	$(8.0)
Pro Forma Operating Income	$35.0	$22.0	59.0%	$94.4	$74.1	27.3%
Pro Forma OM%	14.6%	10.7%		13.6%	12.0%

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the third quarter of 2011 grew 16.3% year-on-year to $240.2 million, driven by the results from our new Alnwick, UK and Porcheville, France sites. In addition, analytical chemistry, North American toxicology, and clinical pharmacology each experienced strong year-on-year growth.  Foreign exchange provided 140 basis points of year-on-year revenue growth.  Sequentially, revenues increased $8.4 million primarily on growth from clinical pharmacology, discovery support services, and research products.

GAAP operating income for the third quarter of 2011 was $33.2 million, and included $1.9 million in costs associated with our restructuring actions. Pro forma operating income, excluding restructuring costs, was $35.0 million in the current quarter, compared to $32.9 million last quarter and $22.0 million in the third quarter of last year. Pro forma operating margins, excluding restructuring costs in both periods as well as the asset impairment charge in 2010, were 14.6% for the third quarter, compared to 14.2% last quarter and 10.7% in the third quarter of 2010.

Late-Stage Development

($ in millions)	3Q11	3Q10	Change	2011 YTD	2010 YTD	Change
Net Revenues	$303.0	$270.5	12.0%	$867.4	$814.4	6.5%
GAAP Operating Income	$56.3	$55.2	2.1%	$168.1	$177.9	(5.5)%
GAAP Operating Margin %	18.6%	20.4%		19.4%	21.8%
2011 Restructuring Costs	$(2.1)	—		$(3.7)	—
Pro Forma Operating Income	$58.4	$55.2	5.8%	$171.8	$177.9	(3.4)%
Pro Forma OM%	19.3%	20.4%		19.8%	21.8%

The Late-Stage Development segment includes central laboratory, Phase II-IV clinical development, and market access services.  Net revenues for the third quarter of 2011 grew 12.0% year-on-year and 5.8% sequentially to $303.0 million. Growth over both periods was primarily driven by the continued strong performance in clinical development coupled with a weaker US dollar. Foreign exchange provided 800 basis points of year-on-year revenue growth.

GAAP operating income for the third quarter was $56.3 million and included $2.1 million in costs associated with our restructuring actions. Pro forma operating income, excluding these costs, was $58.4 million, compared to $57.3 million last quarter and $55.2 million in the third quarter of the prior year. Pro forma operating

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margins, excluding these costs, were 19.3% for the third quarter of 2011 compared to 20.0% last quarter and 20.4% in the third quarter of last year. The sequential decline in profitability was primarily due to normal seasonal factors coupled with a significant increase in staffing levels in clinical development, which more than offset a small increase in central laboratory profitability. Operating margin is expected to slightly decline in the fourth quarter due to a shift in revenue mix and continued hiring in clinical development.

Corporate Information

The Company’s backlog at September 30, 2011 grew 1.0% year-over-year to $6.08 billion compared to $6.02 billion at September 30, 2010 and $6.25 billion at June 30, 2011. Foreign exchange negatively impacted sequential backlog growth by $133 million.

Corporate expenses totaled $38.4 million in the third quarter of 2011 (including $1.4 million in restructuring costs) compared to $38.7 million last quarter (including $1.8 million in restructuring costs) and $33.4 million in the third quarter of last year.

Cash and cash equivalents at September 30, 2011 were $400 million compared to $406 million at June 30, 2011 and $389 million at September 30, 2010.  Covance repaid $2.5 million in debt during the quarter and now has $90.0 million in debt outstanding, originating from borrowings related to the fourth quarter 2010 accelerated share repurchase.

Free cash flow (defined as operating cash flow less capital expenditures) for the third quarter of 2011 was $16 million, consisting of operating cash flow of $52 million less capital expenditures of $36 million.  Free cash flow year-to-date was $55 million, consisting of operating cash flow of $141 million less capital expenditures of $86 million. Due to continued investment in new IT systems and infrastructure to enhance service delivery and value for our clients, we expect quarterly capital spending at or above current levels going forward.

Net Days Sales Outstanding (DSO) were 38 days at September 30, 2011 compared to 38 days at June 30, 2011 and 45 days at September 30, 2010.

The Company’s investor conference call will be webcast on November 3 at 9:00 am EDT. Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2 billion, global operations in more than 30 countries, and more than 11,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

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Financial Exhibits Follow

4

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30				Nine Months Ended September 30
	2011		2010		2011		2010

Net revenues	$543,254		$477,022		$1,563,460		$1,434,117
Reimbursable out-of-pocket expenses	35,622		36,258		90,601		84,901
Total revenues	578,876		513,280		1,654,061		1,519,018

Costs and expenses:
Cost of revenue	383,347		337,698		1,095,199		1,001,574
Reimbursable out-of-pocket expenses	35,622		36,258		90,601		84,901
Selling, general and administrative	81,292		70,731		247,292		217,576
Depreciation and amortization	27,592		26,105		79,291		77,105
Asset impairment charges	—		119,229		—		119,229
Total costs and expenses	527,853	(a)	590,021	(c)	1,512,383	(b)	1,500,385	(c)

Income (loss) from operations	51,023	(a)	(76,741	)(c)	141,678	(b)	18,633	(c)

Other expense, net:
Interest expense (income), net	343		(236)		1,640		(378)
Foreign exchange transaction loss, net	777		681		892		2,595
Other expense, net	1,120		445		2,532		2,217

Income (loss) before taxes and equity investee earnings	49,903	(a)	(77,186	)(c)	139,146	(b)	16,416	(c)

Tax expense (benefit)	9,781	(a)	(46,003	)(c)	28,402	(b)	(22,534	)(c)

Equity investee earnings	547		253		305		926

Net income (loss)	$40,669	(a)	$(30,930	)(c)	$111,049	(b)	$39,876	(c)

Basic earnings (loss) per share	$0.68	(a)	$(0.49	)(c)	$1.86	(b)	$0.63	(c)

Weighted average shares outstanding - basic	59,695,336		63,739,910		59,596,294		63,601,302

Diluted earnings (loss) per share	$0.67	(a)	$(0.49	)(c)	$1.82	(b)	$0.61	(c)

Weighted average shares outstanding - diluted	60,926,604		63,739,910		61,093,960		65,069,901

(a)     Includes $5,270 in restructuring costs ($3,392 net of tax) and favorable income tax items totaling $700 during the three months ended September 30, 2011.

(b)    Includes $15,702 in restructuring costs ($10,106 net of tax) and favorable income tax items totaling $700 during the nine months ended September 30, 2011.

(c)     Includes $119,229 in asset impairment charges ($73,922 net of tax) and favorable income tax items totaling $10,352 during the three and nine months ended September 30, 2010.

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2011 and DECEMBER 31, 2010

(Dollars in thousands)

	September 30	December 31
	2011	2010
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$399,695	$377,223
Accounts receivable, net	284,769	261,160
Unbilled services	122,330	90,729
Inventory	82,085	82,924
Deferred income taxes	40,318	35,648
Prepaid expenses and other current assets	129,537	98,127
Total Current Assets	1,058,734	945,811

Property and equipment, net	856,778	843,983
Goodwill, net	127,779	127,653
Other assets	51,625	48,095
Total Assets	$2,094,916	$1,965,542

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$40,280	$34,079
Accrued payroll and benefits	125,084	107,572
Accrued expenses and other current liabilities	111,510	97,395
Unearned revenue	181,613	186,301
Short-term debt and current portion of long-term debt	90,000	45,000
Income taxes payable	14,167	28,827
Total Current Liabilities	562,654	499,174

Long-term debt	—	87,500
Deferred income taxes	25,818	30,531
Other liabilities	70,449	68,516
Total Liabilities	658,921	685,721

Stockholders’ Equity:
Common stock	780	774
Paid-in capital	677,777	639,341
Retained earnings	1,484,754	1,373,705
Accumulated other comprehensive income	14,691	277
Treasury stock	(742,007)	(734,276)
Total Stockholders’ Equity	1,435,995	1,279,821
Total Liabilities and Stockholders’ Equity	$2,094,916	$1,965,542

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2011	2010
Cash flows from operating activities:
Net income	$111,049	$39,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,291	77,105
Asset impairment charges	—	119,229
Non-cash compensation expense associated with employee benefit and stock compensation plans	29,305	24,815
Deferred income tax benefit	(9,680)	(53,185)
Loss on disposal of property and equipment	431	961
Equity investee earnings	(305)	(926)
Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	(23,396)	3,442
Unbilled services	(31,601)	(6,381)
Inventory	839	(1,388)
Accounts payable	6,184	(1,439)
Accrued liabilities	31,505	(3,577)
Unearned revenue	(4,688)	(17,394)
Income taxes payable	(13,988)	362
Other assets and liabilities, net	(33,992)	7,658
Net cash provided by operating activities	140,954	189,158

Cash flows from investing activities:
Capital expenditures	(86,289)	(100,488)
Acquisition of business	(411)	—
Other, net	201	73
Net cash used in investing activities	(86,499)	(100,415)

Cash flows from financing activities:
Net borrowings under revolving credit facility	55,000	—
Repayments under long-term debt	(97,500)	—
Stock issued under employee stock purchase and option plans	8,465	12,640
Purchase of treasury stock	(7,731)	(5,601)
Net cash (used in) provided by financing activities	(41,766)	7,039

Effect of exchange rate changes on cash	9,783	3,773

Net change in cash and cash equivalents	22,472	99,555

Cash and cash equivalents, beginning of period	377,223	289,469

Cash and cash equivalents, end of period	$399,695	$389,024

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$543,254			$543,254
Reimbursable out-of-pocket expenses	35,622			35,622
Total revenues	578,876	—	—	578,876

Costs and expenses:
Cost of revenue	383,347			383,347
Reimbursable out-of-pocket expenses	35,622			35,622
Selling, general and administrative	81,292	(4,216)		77,076
Depreciation and amortization	27,592	(1,054)		26,538
Total costs and expenses	527,853	(5,270)	—	522,583

Income (loss) from operations	51,023	5,270		56,293

Other expense, net:
Interest expense (income), net	343			343
Foreign exchange transaction loss, net	777			777
Other expense, net	1,120	—	—	1,120

Income (loss) before taxes and equity investee earnings	49,903	5,270		55,173

Tax expense (benefit)	9,781	1,878	700	12,359

Equity investee earnings	547			547

Net income (loss)	$40,669	$3,392	$(700)	$43,361

Basic earnings (loss) per share	$0.68	$0.06	$(0.01)	$0.73

Weighted average shares outstanding - basic	59,695,336	59,695,336	59,695,336	59,695,336

Diluted earnings (loss) per share	$0.67	$0.06	$(0.01)	$0.71

Weighted average shares outstanding - diluted	60,926,604	60,926,604	60,926,604	60,926,604

(1)    Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2)    Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment	Income Tax Items (1)	Inclusion of Common Stock Equivalents in Diluted EPS Computation (2)		Pro Forma

Net revenues	$477,022					$477,022
Reimbursable out-of-pocket expenses	36,258					36,258
Total revenues	513,280	—	—	—		513,280

Costs and expenses:
Cost of revenue	337,698					337,698
Reimbursable out-of-pocket expenses	36,258					36,258
Selling, general and administrative	70,731					70,731
Depreciation and amortization	26,105					26,105
Asset impairment charges	119,229	(119,229)				—
Total costs and expenses	590,021	(119,229)	—	—		470,792

(Loss) income from operations	(76,741)	119,229	—	—		42,488

Other expense (income), net:
Interest (income) expense, net	(236)					(236)
Foreign exchange transaction loss (gain), net	681					681
Other expense (income), net	445	—	—	—		445

(Loss) income before taxes and equity investee earnings	(77,186)	119,229	—	—		42,043

Tax (benefit) expense	(46,003)	45,307	10,352	—		9,656

Equity investee earnings	253					253

Net (loss) income	$(30,930)	$73,922	$(10,352)	$—		$32,640

Basic (loss) earnings per share	$(0.49)	$1.16	$(0.16)			$0.51

Weighted average shares outstanding - basic	63,739,910	63,739,910	63,739,910			63,739,910

Diluted (loss) earnings per share	$(0.49)	$1.16	$(0.16)	$(0.01)		$0.50

Weighted average shares outstanding - diluted	63,739,910	63,739,910	63,739,910	1,270,798	(2)	65,010,708	(2)

(1)    Represents favorable resolutions of income tax matters.

(2)    Reflects inclusion of impact of common stock equivalents in computation of diluted earnings per share as GAAP loss transitions to Pro Forma income.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$1,563,460			$1,563,460
Reimbursable out-of-pocket expenses	90,601			90,601
Total revenues	1,654,061	—	—	1,654,061

Costs and expenses:
Cost of revenue	1,095,199			1,095,199
Reimbursable out-of-pocket expenses	90,601			90,601
Selling, general and administrative	247,292	(13,838)		233,454
Depreciation and amortization	79,291	(1,864)		77,427
Total costs and expenses	1,512,383	(15,702)	—	1,496,681

Income (loss) from operations	141,678	15,702		157,380

Other expense, net:
Interest expense (income), net	1,640			1,640
Foreign exchange transaction loss, net	892			892
Other expense, net	2,532	—	—	2,532

Income (loss) before taxes and equity investee earnings	139,146	15,702		154,848

Tax expense (benefit)	28,402	5,596	700	34,698

Equity investee earnings	305			305

Net income (loss)	$111,049	$10,106	$(700)	$120,455

Basic earnings (loss) per share	$1.86	$0.17	$(0.01)	$2.02

Weighted average shares outstanding - basic	59,596,294	59,596,294	59,596,294	59,596,294

Diluted earnings (loss) per share	$1.82	$0.17	$(0.01)	$1.97

Weighted average shares outstanding - diluted	61,093,960	61,093,960	61,093,960	61,093,960

(1)    Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2)    Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment	Income Tax Items (1)	Pro Forma

Net revenues	$1,434,117			$1,434,117
Reimbursable out-of-pocket expenses	84,901			84,901
Total revenues	1,519,018	—	—	1,519,018

Costs and expenses:
Cost of revenue	1,001,574			1,001,574
Reimbursable out-of-pocket expenses	84,901			84,901
Selling, general and administrative	217,576			217,576
Depreciation and amortization	77,105			77,105
Asset impairment charges	119,229	(119,229)		—
Total costs and expenses	1,500,385	(119,229)	—	1,381,156

(Loss) income from operations	18,633	119,229	—	137,862

Other expense (income), net:
Interest (income) expense, net	(378)			(378)
Foreign exchange transaction loss (gain), net	2,595			2,595
Other expense (income), net	2,217	—	—	2,217

(Loss) income before taxes and equity investee earnings	16,416	119,229	—	135,645

Tax (benefit) expense	(22,534)	45,307	10,352	33,125

Equity investee earnings	926			926

Net (loss) income	$39,876	$73,922	$(10,352)	$103,446

Basic (loss) earnings per share	$0.63	$1.16	$(0.16)	$1.63

Weighted average shares outstanding - basic	63,601,302	63,601,302	63,601,302	63,601,302

Diluted (loss) earnings per share	$0.61	$1.14	$(0.16)	$1.59

Weighted average shares outstanding - diluted	65,069,901	65,069,901	65,069,901	65,069,901

(1)    Represents favorable resolutions of income tax matters.